UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2012

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive, Madison, Wisconsin 53719

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (608) 238-8008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 26, 2012, First Business Financial Services, Inc. (the “Company”) sold and issued $3.06 million aggregate principal amount of subordinated debentures (the “Debentures”) to certain accredited investors. The Company may sell additional Debentures upon the same terms and conditions in one or more subsequent closings on or prior to February 29, 2012.

The Debentures, which have been structured to qualify as Tier 2 capital of the Company, mature on January 15, 2022 and will bear interest at a fixed rate of 7.50% per annum for their entire term. The Company may, at its option, redeem the Debentures, in whole or part, at any time after the fifth anniversary of issuance, at a price equal to 100% of the principal amount of such Debentures redeemed plus accrued but unpaid interest to, but excluding, the redemption date, subject to any prior approval of the Board of Governors of the Federal Reserve System. The Debentures are not subject to repayment at the option of the holders.

Payment of principal and accrued interest on the Debentures may be accelerated by a holder of the Debentures only upon the Company’s bankruptcy (liquidation or reorganization) or the receivership of either of its wholly-owned bank subsidiaries, First Business Bank and First Business Bank—Milwaukee. There is no right of acceleration in the case of default in the payment of interest on the Debentures or the performance of any of the Company’s other obligations under the Debentures.

The Company has used the net proceeds from the sale of the Debentures to repay a portion of its existing $39.0 million of subordinated debt.

The Debentures were offered and sold in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Accordingly, the Debentures were offered and sold exclusively to persons who are “accredited investors” within the meaning of Rule 501(a) of Regulation D.

This description of the Debentures does not purport to be complete and is qualified in its entirety by reference to the form of 7.50% Subordinated Debenture which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

(4.1)	Form of 7.50% Subordinated Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: January 30, 2012	By:	/s/ Barbara M. Conley
Barbara M. Conley
Senior Vice President and General Counsel

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number

4.1	Form of 7.50% Subordinated Note